Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of July 12, 2012, by and between PositiveID Corporation, a Delaware corporation (the “Company”), and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (the “Purchaser”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in Article I.

Recitals

A.           The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to Purchaser from time to time as provided herein, and Purchaser shall be obligated to purchase from the Company up to $10,000,000.00 worth of shares of Common Stock on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933; and

B.           The Purchaser shall be entitled to resell shares of Common Stock acquired hereunder pursuant to a resale registration statement established by the Company pursuant to the terms of the Registration Rights Agreement between the Company and the Purchaser which shall be declared effective by the Commission prior to the first Draw Down.

Agreement

In consideration of the foregoing, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached as Exhibit A, incorporated herein by reference.

ARTICLE II.
PURCHASE AND SALE

2.1           Purchase and Sale of Draw Down Shares.  Upon the terms and subject to the conditions of this Agreement, the Company may sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company, up to an aggregate of $10,000,000.00 of shares of Common Stock (the “Commitment Amount”).

2.2           Initial Closing.  The execution and delivery of this Agreement and the other agreements referred to herein (the “Initial Closing”) shall take place on the date hereof, or at such other date as the Purchaser and the Company may agree upon in writing (the “Initial Closing Date”).  Each party shall deliver the following documents, instruments and writings at or prior to the Initial Closing:

(a)           the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	a legal opinion of Company Counsel, in the form of Exhibit B attached hereto; and

(iii)	the Registration Rights Agreement duly executed by the Company.

(b)           the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Purchaser; and

(ii)	the Registration Rights Agreement duly executed by the Purchaser.

2.3           Commitment Shares.  On the Effective Date, the Company shall deliver to the Purchaser 3,000,000 shares of Common Stock (the “Commitment Shares”).  Such Commitment Shares shall be delivered via DWAC to the account designated by Purchaser.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties Regarding the Transactions Contemplated Herein.  Except as set forth under the corresponding section of the Disclosure Schedules, if any, which will be deemed a part hereof and which will not contain any material non-public information, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing Date:

(a)           Organization and Qualification.  Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Authorization; Enforcement.  Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.  Neither Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Securities and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)           Litigation.  There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which could adversely affect or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Securities Act.

(e)           Filings, Consents and Approvals.  Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than the required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  Company will reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Securities at least equal to the number of Securities which could be issued pursuant to the terms of the Transaction Documents.

(g)           Disclosure; Non-Public Information.  Except with respect to the information that will be, and to the extent that it actually is timely publicly disclosed by Company pursuant to Section 4.4, and notwithstanding any other provision in this Agreement or the other Transaction Documents, neither Company nor any other Person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto.  No information contained in the Disclosure Schedules constitutes material non-public information.  There is no adverse material information regarding Company that has not been publicly disclosed prior to the date of this Agreement.  Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of Company.  All disclosure provided to Purchaser regarding Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading

(h)           No Integrated Offering.   Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by Company that cause a violation of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

(i)           Financial Condition. Based on the financial condition of Company and its projected capital requirements, effective as of the date of this Agreement, the Company will require additional capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted.  Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt.  The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any default with respect to any Indebtedness.

(j)           Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(k)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchaser.

(l)           Investment Company. Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.2           Representations and Warranties Regarding the Company.  Except as set forth in any current or future SEC Reports or under the corresponding section of the Disclosure Schedules, if any, which will be deemed a part hereof and which will not contain any material non-public information, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing Date:

(a)           Capitalization.  The capitalization of Company is as described in Company’s most recently filed SEC Report and Company has not issued any capital stock since such filing.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock.  The issuance and sale of the Securities will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Purchaser, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.  All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

(b)           Subsidiaries.  All of the direct and indirect subsidiaries of Company are set forth in the corresponding section of the Disclosure Schedules.  Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens.  All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(c)           SEC Reports; Financial Statements.  Company has filed all required SEC Reports for the one year preceding the date of this Agreement.  As of their respective dates or as subsequently amended, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Company included in the SEC Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(d)           Material Changes.  Except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  Company does not have pending before the Commission any request for confidential treatment of information.

(e)           Litigation.  There is no Action which could reasonably be expected to result in a Material Adverse Effect.  Neither Company nor any Subsidiary, nor to the knowledge of Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current or former director or officer of Company.

(f)           Labor Relations.  No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which could reasonably be expected to result in a Material Adverse Effect.

(g)           Compliance.  Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(h)           Regulatory Permits.  Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(i)           Title to Assets.  Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.

(j)           Patents and Trademarks.  Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, “Intellectual Property Rights”).  Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

(k)           Insurance.  Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage of at least $5,000,000.  To Company’s knowledge, such insurance contracts and policies are accurate and complete in all material respects.  Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(l)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.

(m)           Sarbanes-Oxley; Internal Accounting Controls.  Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Initial Closing.  Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of Company’s disclosure controls and procedures based on their evaluations as of the evaluation date.  Since such date, there have been no significant changes in Company’s internal accounting controls or its disclosure controls and procedures or, to Company’s knowledge, in other factors that could materially affect Company’s internal accounting controls or its disclosure controls and procedures.

(n)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Purchaser will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

(o)           Registration Rights.  Other than the Purchaser, no Person has any right to cause Company to effect the registration under the Securities Act of any securities of Company.

(p)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration.  Company has not, in the 12 months preceding the date of this Agreement, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(q)           Application of Takeover Protections.  Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Securities and Purchaser’s ownership of the Securities.

(r)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(s)           Foreign Corrupt Practices.  Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is  in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(t)           Accountants.  Company’s accountants are set forth in the SEC Reports and such accountants are an independent registered public accounting firm as required by the Securities Act.

(u)           No Disagreements with Accountants or Lawyers.  There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

(v)           Acknowledgments Regarding Purchaser.  Company’s decision to enter into this Agreement has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that (i) Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; (ii) Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.3 below; and (iii) Purchaser is not acting as a legal, financial, accounting or tax advisor to Company, or fiduciary of Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby.  Any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Purchaser’s purchase of the Shares.

3.3           Representations and Warranties of the Purchaser.  Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a)           Organization; Authority.  Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser.  Each Transaction Document, to which it is a party has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and on the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder or any other transaction between Purchaser and Company, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any transaction in the securities of the Company during the period commencing from the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof.  The Purchaser has never maintained a short position in the Common Stock and does not currently maintain a short position in the Common Stock.  During the term of this Agreement and for a period of 90 days thereafter, the Purchaser will not effect any Short Sale that would create a net short position for the Purchaser. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement, as to issued Securities only.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)           Certificates evidencing the Shares and the Commitment Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or the Commitment Shares pursuant to Rule 144, or (iii) if such Shares or the Commitment Shares are eligible for sale under Rule 144 by a non-Affiliate of the Company without restriction, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than 3 Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Commitment Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. All Shares shall be delivered without any restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC system.

(d)           In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Commitment Shares (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), the lesser of (i) $10 per Trading Day (increasing to $20 per Trading Day, 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend, and (ii)  the difference in the VWAP of the Common Stock on the Legend Removal Date and on the date the certificate is delivered without a legend; provided, however, that such delay in the legend removal is the direct result of the actions of the Company and provided further, that the VWAP of the Common Stock has decreased from the Legend Removal Date to the date the certificate is delivered without the legend.  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2           Furnishing of Information.  As long as Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Purchaser owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity.  On the date of this Agreement, the Company shall issue a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto.  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.5           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.6           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7           Indemnification of Purchaser.   Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents.

4.8           Reservation of Common Stock. The Company will reserve and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and Commitment Shares pursuant to this Agreement.

4.9           Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Initial Closing (but not later than the Effective Date) to list or quote all of the Shares and the Commitment Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and the Commitment Shares, and will take such other action as is necessary to cause all of the Shares and the Commitment Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.11           Purchaser’s Beneficial Ownership Limitation.  The Company shall not effect any Draw Down to the extent that, after giving effect to such issuance of Draw Down Shares, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the applicable Draw Down with respect to which such determination is being made.  Except as set forth in the preceding sentence, for purposes of this Section 4.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 4.11, in determining the number of outstanding shares of Common Stock, the Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon issuance of the applicable Draw Down Shares.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.11 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

4.12           Accuracy of Registration Statement.  On each Settlement Date, the Registration Statement and the prospectus therein (including any prospectus supplement) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the prospectus therein in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the prospectus therein.

4.13           Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down.  The Company will promptly notify the Purchaser in writing upon the occurrence of any of the events set forth in Section 3(d) of the Registration Rights Agreement. The Company shall deliver to the Purchaser a Suspension Notice during the continuation of any of the foregoing events.  The Company shall promptly make available to the Purchaser any such supplements or amendments to the related prospectus, at which time, provided that the registration statement and any supplements and amendments thereto are then effective, the Company may deliver a Recommencement Notice.

4.14            Variable Rate Transaction.  During the term of this Agreement, except for Exempt Issuances, Company and each Subsidiary shall be prohibited from discussing, negotiating, effecting or entering into an agreement, plan, arrangement or understanding to effect any transaction with a third party other than Purchaser or its Affiliates in which the Company or any Subsidiary (i) issues or sells, agrees to issue or sell, or may issue or sell, any Common Stock or security convertible or exchangeable into Common Stock, either (a) at a conversion, exercise or exchange rate or other price that is based upon or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such securities, or (b) with a conversion, exercise or exchange price that is subject to being reset after the initial issuance of such securities, or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at the market offering”) whereby the Company or any Subsidiary issues or sells, agrees to issue or sell, or may issue or sell, any Common Stock or other security at a future determined price.  “Exempt Issuance” means (A) the issuance of securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (B) rights of the former Chief Executive Officer of the Company to acquire shares of Common Stock pursuant to an employment agreement, dated December 8, 2011, which was duly adopted by a majority of the non-employee members of the Board of Directors, and (C) securities issued pursuant to acquisitions of another company’s capital stock or assets, approved by a majority of the disinterested directors of the Company and that are entered into one year following the date of this Agreement.

ARTICLE V.
CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

5.1           Conditions Precedent to the Obligation of the Company to Sell the Shares.  The obligation hereunder of the Company to proceed to close this Agreement and to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below.  These conditions are for the Company's sole benefit and may be waived by the Company in writing at any time in its sole discretion.

(a)           Accuracy of the Purchaser's Representations and Warranties.  The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates).

(b)           Performance by the Purchaser.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation.  No material Action shall have been commenced against the Purchaser or the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Initial Closing Deliveries.  The delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

5.2           Conditions Precedent to the Obligation of the Purchaser to Close.  The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction, at or before the Initial Closing, of each of the conditions set forth below.

(a)           Accuracy of the Company's Representations and Warranties.  Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date).

(b)           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation.  No material Action shall have been commenced, against the Purchaser or the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Initial Closing Deliveries.  The delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

5.3           Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares.  The obligation hereunder of the Purchaser to accept a Draw Down and to acquire and pay for the Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

(a)           Satisfaction of Conditions to Initial Closing and Delivery of Commitment Shares.  The Company shall have satisfied at the Initial Closing the conditions set forth in Section 5.2 hereof and the Company shall have delivered to the Purchaser the Commitment Shares.

(b)           No Suspension.  Trading in the Common Stock shall not have been suspended by the Commission or the principal Trading Market, and, at any time prior to the next scheduled Settlement Date, trading in securities generally as reported on the principal Trading Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the principal Trading Market unless the general suspension or limitation shall have been terminated prior to the commencement of any given Draw Down Pricing Period.

(c)           Material Adverse Effect.  No Material Adverse Effect has occurred.

(d)           Opinion of Counsel.  If requested by the Purchaser as to a Draw Down, the Purchaser shall have received a legal opinion from Company Counsel, in the form of Exhibit B hereto.

(e)           Equity Conditions.  During the Draw Down Pricing Period, through and including the Settlement Date, all of the Equity Conditions shall have been met.

(f)                      Recommencement After a Suspension Notice. If the Company delivers a Suspension Notice and thereafter gives notice to the Purchaser to recommence Draw Downs, the Purchaser may request an Officers’ Certificate in customary form prior to the commencement of the next Draw Down Pricing Period.

ARTICLE VI.
DRAW DOWN TERMS

6.1           Draw Down Terms.  Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

(a)            Commencing 15 Trading Days after the Effective Date, there shall be automatic consecutive draw downs against the Commitment Amount (each a “Draw Down”) during the Commitment Period, at which, subject to the terms and conditions of this Agreement, the Company shall be obligated to sell, issue and deliver, and  the Purchaser shall be obligated to accept  registered Shares in the Purchase Amount (defined below).  Thereafter, there shall be one additional Draw Down per consecutive Draw Down Pricing Period on a continuous basis until either (i) the entire Commitment Amount has been purchased or (ii) the Company delivers to the Purchaser a Suspension Notice.  Before the commencement of any Draw Down Pricing Period, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the resale of the Draw Down Shares to be issued in connection with such Draw Down.  On or before the Trading Day on which a Draw Down Pricing Period commences, the Company shall have filed with the Commission a prospectus supplement pursuant to Rule 424 under the Securities Act setting forth the terms of the Draw Down or notice to recommence Draw Downs after a Suspension Notice.

(b)          Only one Draw Down shall be allowed for each Draw Down Pricing Period.  The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be 2,000,000 shares (subject to adjustment for any subsequent stock splits, reverse splits and similar capital adjustments) (such number of shares, the “Purchase Amount”) and settled on the third Trading Day immediately after the end of the Draw Down Pricing Period (each such settlement date referred to as a “Settlement Date).  In no event shall the Purchaser be required to purchase more than the maximum Purchase Amount for a given Draw Down.

(c)             The Draw Downs shall be continuous, until such time that the Company elects to suspend future Draw Downs.  If the Company wishes to suspend future Draw Downs, the Company must inform the Purchaser by delivering a suspension notice, in the form of Exhibit C hereto (the “Suspension Notice”), via portable document format or facsimile transmission in accordance with Section 8.3.  In the event of a suspension, the Company must give at least 2 Trading Days’ written notice of suspension to the Purchaser and in no event shall a suspension of a Draw Down occur prior to the end of any pending Draw Down Pricing Period.

(d)            If the Company wishes to recommence Draw Downs following a Suspension Notice, the Company must inform the Purchaser by delivering a recommencement notice, in the form of Exhibit D hereto (the “Recommencement Notice”), via portable document format or facsimile transmission in accordance with Section 8.3. The Recommencement Notice shall also inform the Purchaser of the first Trading Day of the first Draw Down Pricing Period (the “Recommencement Date”); provided, however, that, if the Recommencement Date is the date on which the Recommencement Notice is delivered, the Company must advise Purchaser to expect a notice the prior Business Day and the Recommencement Notice must be delivered to the Purchaser at least 1 hour before trading commences on such Trading Day.

(e)           On the Trading Day immediately following the last day of each Draw Down Pricing Period, the Company shall deliver and the Purchaser shall acknowledge a settlement statement (the “Settlement Statement”) setting forth the number of Draw Down Shares issuable and the aggregate and per share Purchase Price to be paid on the applicable Settlement Date.  On the Settlement Date as to such Draw Down, the Draw Down Shares purchased pursuant to such Settlement Statement shall be delivered to the DTC account of the Purchaser, or its designees, as designated by the Purchaser in the Settlement Statement, via DWAC.  Upon the Company electronically delivering such Draw Down Shares to the DTC account of the Purchaser, or its designees, via DWAC by 1:00 pm (New York time), the Purchaser shall, on the same day (or the next Business Day if such day is not a Business Day) wire transfer immediately available funds to the Company’s bank account, as designated by the Company in the Settlement Statement, for the amount of the aggregate Purchase Price of such Draw Down Shares.

(f)           The Company understands that a delay in the delivery of the Shares to the Purchaser beyond the Settlement Date could result in economic loss to the Purchaser.  In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the Closing Price of the Common Stock on the applicable Settlement Date) required to be delivered on the Settlement Date, $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Settlement Date until such Shares are delivered pursuant to this Article VI; provided, however, that such delay in the delivery of the Shares is the direct result of the actions of the Company, and provided further, that the Closing Price of the Common Stock has decreased from the Settlement Date to the date the Shares are delivered to the Purchaser.  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

ARTICLE VII.
TERMINATION

7.1           Term.  The term of this Agreement shall begin on the date hereof and shall end 24 months from the Effective Date or as otherwise set forth in Section 7.2.

7.2           Other Termination.

(a)           This Agreement shall terminate if (i) the Common Stock is de-listed from the principal Trading Market unless such de-listing is in connection with a subsequent listing on another Trading Market, (ii) a Bankruptcy Event occurs or is publicly announced, or (iii) the Registration Statement is not declared effective by the Commission by the 90th calendar day following the date hereof.

(b)           The Company may terminate this Agreement upon 3 Trading Days notice if the Purchaser shall fail to fund a properly noticed Draw Down within 5 Trading Days of the applicable Settlement Date, if the conditions set forth in Section 5.2 hereof were timely met.

7.3           Effect of Termination.  In the event of termination of this Agreement pursuant to Section 7.2 herein, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party.  If this Agreement is terminated pursuant to Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 2.3, 4.7 and Article 8 herein, which shall survive the termination of this Agreement.  Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VIII.
MISCELLANEOUS

8.1           Fees and Expenses.  The Company will reimburse the Purchaser reasonable legal fees and expenses.  Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  Company acknowledges and agrees that Purchaser’s counsel solely represents Purchaser, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  Company will pay all stamp and other taxes and duties levied in connection with the sale of the Shares, if any.

8.2           Notice.  Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 pm (New York time) on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 pm (New York time) or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set below, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

If to Purchaser:	If to Company:

Ironridge Technology Co. Harbour House, Waterfront Drive PO Box 972, Road Town Tortola, British Virgin Islands Attn: David Sims Facsimile: 284-494-4771	PositiveID Corporation 1690 South Congress Avenue Suite 200 Delray Beach, Florida 33445 Attn: William J. Caragol Facsimile: 561-805-8001

8.3           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment or waiver, by Company and Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

8.4           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

8.5           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent will not be unreasonably withheld.  Purchaser may not assign its rights under this Agreement.

8.6           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

8.7           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  The parties hereby waive all rights to a trial by jury.  If either party will commence an action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

8.8           Survival.  The representations and warranties contained herein shall survive each Closing and the delivery of the Shares or Commitment Shares for a period of one (1) year.

8.9           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.10           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

8.11           Replacement of Securities.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

8.12           Arbitration.  Any dispute, controversy, claim or action of any kind arising out of or relating to this Agreement, or in any way involving Company and Purchaser or their respective Affiliates, will be resolved by final and binding arbitration before a retired judge at JAMS (www.jamsadr.com), or its successor, in Santa Monica, California, pursuant to its most Streamlined Arbitration Rules and Procedures and the Final Offer (or Baseball) Arbitration Option.  Any interim or final award may be entered and enforced by any court of competent jurisdiction.  The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses.

8.13           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.

8.14           Payment Set Aside.  To the extent that Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.15           Time of the Essence.  Time is of the essence with respect to all provisions of the Transaction Documents that specify a time for performance.

8.16           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

8.17           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.18           Entire Agreement.  This Agreement, together with the Exhibits hereto which are incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

POSITIVEID CORPORATION

By:  /s/ William J. Caragol
Name:  William J. Caragol
Title:  CEO

Purchaser:

IRONRIDGE TECHNOLOGY CO.,
a division of IRONRIDGE GLOBAL IV, LTD.

By:  /s/ Peter Cooper
Name:  Peter Cooper
Title:  Director

Exhibit A

Glossary of Defined Terms

“Action” shall have the meaning ascribed to such term in Section 3.1(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” means, as applicable, the Initial Closing Date and each Settlement Date.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 pm (New York time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 pm (New York time)), or (c)  if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchaser of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company.

“Commission” means the U.S. Securities and Exchange Commission.

“Commencement Date” means, (a) with respect to the first Draw Down only, the Trading Day after the Effective Date, (b) with respect to continuous Draw Downs, the Trading Day immediately following the end of the prior Draw Down Pricing Period, and (c) with respect to the first Draw Down after a Recommencement Notice, the Recommencement Date.

“Commitment Amount” shall have the meaning assigned to such term in Section 2.1 hereof.

“Commitment Period” shall mean the period of 24 consecutive months commencing 15 Trading Days after the Effective Date.

“Commitment Shares” shall have the meaning set forth in Section 2.3(a).

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Company Counsel” means Holland & Knight LLP, 515 East Las Olas Boulevard, Suite 1200, Fort Lauderdale, Florida 33301.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Draw Down” shall have the meaning assigned to such term in Section 6.1(a) hereof.

“Draw Down Pricing Period” means such number of Trading Days in which the initial Trading Day is the Commencement Date and the final Trading Day is the Trading Day on which the aggregate trading volume of the Common Stock on the Trading Market, as reported by Bloomberg, from the Commencement Date to such final Trading Day equals 6,000,000 shares (adjusted for any subsequent stock splits, reverse splits or similar capital adjustments).  Provided, however, that for purposes of the first Draw Down, Draw Down Pricing Period shall mean the 15 consecutive Trading Days after the Effective Date.

“Draw Down Shares” shall mean the shares of Common Stock issuable pursuant to a Draw Down.

“DTC” means the Depository Trust Company.

“DWAC” means DTC’s Deposit/Withdrawal at Custodian system.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Equity Conditions” shall mean, during the period in question, (i) there is an effective Registration Statement pursuant to which the Purchaser is permitted to utilize the prospectus thereunder to resell all of the Draw Down Shares (issued and to be issued pursuant to the applicable Draw Down) and the Commitment Shares (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (ii) the Common Stock is trading on the Trading Market or a senior market to the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted (if applicable) for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (iii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Draw Down Shares (issued and to be issued pursuant to the applicable Draw Down), the Commitment Shares, (iv) the issuance of the Draw Down Shares subject to the applicable Draw Down would not violate the limitations set forth in Section 4.11, (vi) all previous Shares and Commitment Shares have been issued in accordance with the terms of this Agreement, (vii) all closing conditions to be performed or satisfied by the Company with respect to all prior Draw Downs shall have been satisfied, and (viii) the Company, directly or indirectly, has not provided the Purchaser with any material, non-public information that has not been made publicly available in a widely disseminated release.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Initial Closing” shall have the meaning assigned to such term in Section 2.2 hereof.

“Initial Closing Date” shall have the meaning assigned to such term in Section 2.2 hereof.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.2(j).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, (b) the results of operations, assets, business, prospects or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the SEC Reports, or (c) a Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (c) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Trading Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain.

“Material Permits” shall have the meaning ascribed to such term in Section 3.2(h).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Amount” shall have the meaning assigned to such term in Section 6.1(b) hereof.

“Purchase Price” shall mean, with respect to Draw Down Shares purchased in connection with the applicable Draw Down, 90% of the average of the daily VWAPs on each Trading Day during the Draw Down Pricing Period preceding such current Draw Down Pricing Period, not to exceed the arithmetic average of any three daily VWAPs during the Draw Down Pricing Period preceding such current Draw Down Pricing Period.  Provided, however, that for purposes of the first Draw Down after a Recommencement Notice, Purchase Price shall mean the lower of the foregoing and the Closing Price on the Trading Day prior to the recommencement date specified in the Recommencement Notice; and for purposes of the first Draw Down after the Effective Date, Purchase Price shall mean the VWAP for the 15 consecutive Trading Days after the Effective Date.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, between the Company and the Purchaser, in the form of Exhibit E attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Shares and the Commitment Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” includes all reports required to be filed by Company under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date of this Agreement and thereafter.

“Securities” means the Shares and the Commitment Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement” shall mean the delivery of the Draw Down Shares into the Purchaser’s DTC account via DTC’s DWAC system and the Purchaser’s delivery of payment therefor.

“Settlement Date” shall have the meaning assigned to such term in Section 6.1(b).

“Shares” shall mean the Draw Down Shares.

 “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subsidiary” means the subsidiaries set forth on Schedule 3.2(b).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the primary market or exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 am (New York time) to 4:02 pm (New York time) as queried to exclude block trades of 100,000 shares or more; (b) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company.

Exhibit B

Form of Legal Opinion

1.           Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.           The Securities are duly authorized and, when issued in accordance with the terms and conditions of the Agreement will be, legally and validly issued, fully paid and non-assessable.  The issuance of the Securities will not be subject to any statutory or, to our knowledge, contractual preemptive rights of any stockholder of Company.

3.           Company has the corporate power and authority to (a) execute, deliver and perform all of its obligations under the Agreement and the Transaction Documents, and (b) issue, sell and deliver the Securities.

4.           The execution, delivery and performance of the Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of Company, and have been duly executed and delivered by Company.

5.           Upon execution and delivery of the Agreement, the Agreement will constitute the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

6.           The execution and delivery of the Transaction Documents by Company does not, and Company’s performance of its obligations thereunder will not (a) violate the Second Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of Company, as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to Company or its properties or assets and which could have a material adverse effect on Company’s business, properties, assets, financial condition or results of operations or prevent the performance by Company of any material obligation under the Agreement, or (c) to our knowledge, require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except (i) as have been, or will be prior to the Closing, duly obtained or made, or (ii) to the extent failure to be so obtained or made would not have a material adverse effect on Company or its ability to consummate the transactions contemplated under the Agreement.

7.           To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against Company that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Agreement.

8.           Company is not, and immediately after the consummation of the transactions contemplated by the Agreement will not be, an investment company within the meaning of Investment Company Act of 1940, as amended.

9.           [AS TO TAKEDOWN CLOSINGS ONLY] The Registration Statement filed with the Commission which registers the resale of the Securities to Purchaser was effective on [________], 2012 and is effective as of the date hereof.

In addition to the opinions above, nothing has come to our attention that has caused us to believe that the Registration Statement, as of its effective date, or the Prospectus Supplement, as of its date or the date of its letter (in each case, except as to the financial statements, schedules, notes, other financial and accounting data, and statistical data, included therein or derived therefrom, as to which we express no opinion or belief), contained any untrue statement of material fact, or failed to state a material fact necessary in order to make the facts stated therein, in light of the circumstances in which they were made, not misleading.

Exhibit C

Suspension Notice

PositiveID Corporation

The undersigned hereby certifies, with respect to shares of Common Stock of PositiveID Corporation (the “Company”) issuable in connection with the Stock Purchase Agreement dated as of July 12, 2012 (the “Agreement”), as follows:

1.           The undersigned is the duly appointed Chief Executive Officer or Chief Financial Officer of the Company.

2.           The Company desires to suspend Draw Downs under the Agreement.

3.           The Draw Downs shall be suspended immediately following the end of the current Draw Down Pricing period on ________, ____, _____.

The undersigned has executed this Certificate this ____ day of ________, _____.

POSITIVEID CORPORATION

By:
Name:
Title:

Exhibit D

Recommencement Notice

PositiveID Corporation

The undersigned hereby certifies, with respect to shares of Common Stock of PositiveID Corporation (the “Company”) issuable in connection with this Recommencement Notice and Compliance Certificate dated _____________ (the “Notice”), delivered pursuant to the Stock Purchase Agreement dated as of July 12, 2012 (the “Agreement”), as follows:

1.           The undersigned is the duly appointed Chief Executive Officer or Chief Financial Officer of the Company.

2.           Except as set forth on the schedules attached to the Agreement or in the SEC Reports (as defined in the Agreement), the representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties are expressly made as of a particular date.

3.           The Company has performed in all material respects all covenants and agreements and conditions required under the Agreement to be performed by the Company on or prior to the date of this Recommencement Notice.

4.           The Draw Down Pricing Period shall recommence on ________, ____, _____.

The undersigned has executed this Certificate this ____ day of ________, _____.

POSITIVEID CORPORATION

By:
Name:
Title:

DISCLOSURE SCHEDULE

TO

STOCK PURCHASE AGREEMENT

BETWEEN

POSITIVEID CORPORATION

AND

IRONRIDGE TECHNOLOGY CO., A DIVISION OF IRONRIDGE GLOBAL IV, LTD.

DATED AS OF JULY 12, 2012

DISCLOSURE SCHEDULE

This Disclosure Schedule is delivered pursuant to the Stock Purchase Agreement, dated as of July 12, 2012 (the “Agreement”), by and between PositiveID Corporation, a Delaware corporation (“Company”) and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”).  Unless otherwise defined, capitalized terms have the meanings set forth in the Agreement.

No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.  No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law, or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  If and to the extent any information required to be furnished in any particular schedule is contained in any other schedule, such information shall also be deemed to be included in such particular schedule (without the need for a specific cross reference) to the extent the applicability of such furnished information to such schedule is reasonably apparent.

This Disclosure Schedule and the information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations and warranties contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations and warranties.

Schedule 3.1(c)

No Conflicts

The Company is a party to that certain Securities Purchase Agreement dated as of June 4, 2012 among the Company, Hudson Bay Master Fund Ltd. and Iroquois Master Fund Ltd (the “Securities Purchase Agreement”). The Securities Purchase Agreement has not yet terminated.

C.K. Cooper & Company has threatened to commence litigation against the Company for fees owed under the Placement Agent Agreement dated January 13, 2012 between the Company and C.K. Cooper & Company.

Schedule 3.2(a)

Capitalization

The authorized capital stock of the Company consists of 475,000,000 shares of capital stock, of which 470,000,000 shares are designated as Company Common Stock, $0.01 par value per share, and 5,000,000 shares of Preferred Shares, $0.001 par value per share. As of July 12, 2012, (a) 130,451,634 shares of Company Common Stock were issued and outstanding, (b) no shares of Series C Preferred Stock were issued and outstanding, (c) 1,026 shares of Series F Preferred Stock were issued and outstanding, (d) 159 shares of Series H Preferred Stock were issued and outstanding, (e) 10,250,870 shares of Company Common Stock were reserved for issuance upon the exercise of options issued or issuable under the Company’s equity compensation plans, and 313,122 shares of Company Common Stock were reserved for issuance upon the exercise of stock options issued outside of the Company’s equity compensation plans, (f) 304,000 warrants to purchase shares of Company Common Stock were outstanding, and (g) no shares of Company Common Stock were held in treasury.

Schedule 3.2(b)

Subsidiaries

Steel Vault Security, LLC
MicroFluidic Systems
VeriGreen Energy Corporation
Steel Vault Corporation
IFTH NY Sub, Inc. (Formerly Information Technology Services, Inc. (D/B/A InfoTech))
IFTH NJ Sub, Inc. (Formerly InfoTech USA, Inc. (D/B/A InfoTech)) PositiveID Medical Devices Ltd.

Schedule 3.2(i)

Title to Assets

On June 9, 2012, the Company issued a Secured Promissory Note in the principal amount of $849,510 and entered into a Security Agreement with Holland & Knight LLP which is secured by substantially all of the Company's assets.

Schedule 3.2(j)

Patents and Trademarks

In November 2011, Roche Diagnostics filed a Notice of Objection to the Company’s US Trademark Application for the registration of the Easy Check trademark.

Schedule 3.2(o)

Registration Rights

Letter Agreement, dated September 9, 2010, between the Company and FOCUS LLC

Stock Purchase Agreement, dated May 9, 2011, among Company, MicroFluidic Systems and certain individuals named therein.